UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – January 31, 2023

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 5.07	Submission of Matters to a Vote of Security Holders.
On January 31, 2023, SIFCO Industries, Inc. (the "Company") held its Annual Meeting of Shareholders. The following matters were voted on at the Annual Meeting, and the results were as follows:

1.The six nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2024, with the respective votes set forth opposite their names:

Directors	For	Withhold	Broker Non-Votes
Jeffrey P. Gotschall	3,453,174	903,256	594,970
Peter W. Knapper	3,462,597	893,833	594,970
Donald C. Molten Jr.	3,557,464	798,966	594,970
Alayne L. Reitman	3,575,210	781,220	594,970
Mark J. Silk	3,839,214	517,216	594,970
Hudson D. Smith	3,444,612	911,818	594,970

2.The proposal to ratify the designation of Grant Thornton LLP as the independent registered public accounting firm for the year ending September 30, 2023 was approved with the following votes:

For	4,924,242
Against	26,405
Abstain	753

3.The proposal to approve, on an advisory, non-binding basis, executive compensation (say-on-pay) was approved with the following votes:

For	3,416,088
Against	432,571
Abstain	507,771
Broker Non-Votes	594,970

For more information on how the votes for the above matters were tabulated, see the Company's Definitive Proxy Statement used in connection with the Annual Meeting of Shareholders on January 31, 2023.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: February 2, 2023
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)